EXHIBIT 99.1

New York Community Bancorp, Inc. Places $80 Million of Floating Rate Trust
                         Preferred Securities

     WESTBURY, N.Y.--(BUSINESS WIRE)--April 16, 2007--New York Community Bancorp, Inc. (NYSE: NYB) (the "Company") today announced that it has completed the private placement of $80.0 million of floating rate trust preferred securities in connection with its redemption, earlier this month, of trust preferred securities totaling $17.4 million and $63.0 million, respectively, that had been issued by its wholly-owned subsidiaries, Haven Capital Trust I ("Haven Trust I") and Roslyn Preferred Trust I ("Roslyn Trust I").

    The newly issued securities feature a floating annual interest rate equal to the three-month London Interbank Offered Rate ("LIBOR") plus 1.65%. The Haven Trust I securities had featured a fixed annual interest rate of 10.46%, while the Roslyn Trust I securities had featured a floating annual interest rate equal to the six-month LIBOR plus 3.60%.

    The new trust preferred securities were issued by a statutory business trust formed by the Company, and were sold to a pooled investment vehicle in a private placement offering pursuant to an applicable exemption from registration under the Securities Act of 1933, as amended.

    New York Community Bancorp, Inc. is the holding company for New York Community Bank and New York Commercial Bank, and the leading producer of multi-family loans for portfolio in New York City. With 160 offices serving customers in New York City, Long Island, Westchester County, and the New Jersey counties of Essex, Hudson, Middlesex, Monmouth, Ocean, and Union, New York Community Bank is the fourth largest thrift depository in its market, and currently operates through eight local divisions: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, CFS Bank, First Savings Bank of New Jersey, Ironbound Bank, and Penn Federal Savings Bank. New York Commercial Bank currently has 27 branches serving Manhattan, Queens, Brooklyn, Westchester County, and Long Island, and ranks among the 20 largest commercial banks in New York State. Additional information about New York Community Bancorp, Inc. and its bank subsidiaries is available at www.myNYCB.com and www.NewYorkCommercialBank.com.

    Forward-looking Statements and Associated Risk Factors

    This release, like many written and oral communications presented by New York Community Bancorp, Inc. and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

    Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

    There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in our forward-looking statements. These factors include, but are not limited to, general economic conditions and trends, either nationally or locally in some or all of the areas in which we and our customers conduct our respective businesses; conditions in the securities markets or the banking industry; changes in interest rates, which many affect our net income, future cash flows, or the market value of our assets; changes in banking, securities, tax, environmental, and insurance laws, regulations, and policies, and the ability to comply with such changes in a timely manner; changes in accounting principles, policies, practices, or guidelines; changes in legislation and regulation; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting our operations, pricing, and services. Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

    Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

    CONTACT: New York Community Bancorp, Inc.
             Ilene A. Angarola, 516-683-4420
             First Senior Vice President &
             Director, Investor Relations